Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266168 on Form S-3 and Registration Statement Nos. 333-263726 and 333-240143 on Form S-8 of Vertex, Inc. of our report dated February 27, 2025 relating to the consolidated financial statements of Vertex, Inc., and our report dated the same date relative to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP

Oakbrook Terrace, Illinois

February 27, 2025